Exhibit (n)(1)
Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated February 21, 2024, with respect to the consolidated financial statements of Blue Owl Capital Corporation and subsidiaries and the effectiveness of internal control over financial reporting, incorporated herein by reference, and our report dated February 21, 2024, with respect to the senior securities table, incorporated herein by reference, and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the registration statement on Form N-2.
/s/ KPMG LLP
New York, New York
June 28, 2024